July 22, 2008                                                                                            FOR IMMEDIATE RELEASE

RAYMOND JAMES FINANCIAL, INC. ANNOUNCES
RECORD THIRD QUARTER RESULTS

ST. PETERSBURG, Fla. – Raymond James Financial, Inc. today reported a slight increase over the prior year’s quarterly net income to $69,938,000, or $0.59 per diluted share, for the third quarter ended June 30, 2008. In comparison, the firm earned $68,353,000, or $0.57 per diluted share, for 2007’s third quarter. Net revenues increased 8 percent to $742,024,000, while total revenues decreased 2 percent to $808,748,000.
Net income for the first nine months of fiscal 2008 was reported at $185,970,000, down 1 percent from 2007’s $187,463,000, while net revenues increased 10 percent to $2,119,538,000 from $1,918,279,000 the previous year. Diluted earnings per share were $1.56, down from $1.58 per diluted share for last year’s comparable period.
“In light of the continuing aftershocks emanating from the “earthquake” in the financial sector engendered by the subprime crisis, the record quarterly net revenues of $742 million and net income of $69.9 million, achieved in our 2008 third fiscal quarter, were gratifying. Unlike our peers, we managed to slightly exceed the earnings results of last year’s third quarter, which was previously our best quarter,” stated Chairman and CEO Thomas A. James.
“As contrasted to this year’s earlier quarters, pre-tax income wasn’t driven by the performance of our Private Client Group segment, which generated only flat commission and fee revenues compared to last year. Net revenues of $451 million only nominally exceeded those achieved in the third quarter of 2007. Pre-tax income of $36.6 million was 35 percent under that achieved last year, as net interest spreads declined by one-third and non-interest expenses grew by 5 percent. The Asset Management Group segment suffered from a 19 percent decline in pre-tax income to $13.4 million, as fee income mirrored that achieved last year due to a declining market, while non-interest expenses grew 6 percent. On the other side of the ledger, RJ Bank experienced excellent profit results, as we managed asset growth at a more sustainable level. Hence, net revenues grew 174 percent to $62.5 million, generating pre-tax income of $38 million, up 335 percent from the third quarter last year. Driven bydramatic increases in fixed income commissions, which more than offset Equity Capital Market’s decline in investment banking fees, the Capital Market segment’s net revenues increased 9 percent to $142 million, producing $27.9 million in pre-tax income, up 9 percent over last year’s comparable profits,” James continued.
“Although Raymond James and the financial services industry are susceptible to the vicissitudes of the economy and stock market in the short term, we believe Raymond James’ business model, over the long term, should generate excellent growth. In fact, our results prove the naysayers’ forecasts of reduced revenues and profits for industry participants to be ill-founded. There continues to be excellent demand for financial advisory services for retail investors. When market conditions improve, small- and middle-sized firms will require investment banking strategic advice as well as more equity funding. Institutional investors still value good research. Good asset management performance results, conjoined with lower beta risk, will stimulate vibrant growth in assets under management. Corporations and individuals still require reliable sources of debt capital, which RJ Bank can provide. In short, the demise of or substantial reduction in opportunity in the financial services industry long term is nonsense. Needless to say, the decline in real estate prices is continuing and risk of recession is still present, but I fully expect economic growth to return by the second half of 2009.”
The company will conduct its quarterly conference call Wednesday, July 23, at 8:15 a.m. EST. The telephone number is 877-777-1971. The call will also be available on demand on the company’s website, raymondjames.com, under “About Our Company,” “Investor Relations,” “Financial Reports,” “Quarterly Analyst Conference Call.” The subjects to be covered may also include forward-looking information. Questions may be posed to management by participants on the call, and in response the company may disclose additional material information.
Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three wholly owned broker/dealers (Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd.) and Raymond James Investment Services Limited, a majority-owned independent contractor subsidiary in the United Kingdom, have a total of more than 4,900 financial advisors serving approximately 1.8 million accounts in more than 2,200 locations throughout the United States, Canada and overseas. In addition, total client assets are approximately $212 billion, of which $35.8 billion are managed by the firm’s asset management subsidiaries.
To the extent that Raymond James makes or publishes forward-looking statements (regarding economic conditions, management expectations, strategic objectives, business prospects, anticipated expense savings, loan reserves/losses, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters), a variety of factors, many of which are beyond Raymond James’ control, could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors are described in Raymond James’ 2007 annual report on Form 10-K, which is available on raymondjames.com and sec.gov.

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July 22, 2008                                                                                                            Raymond James Financial, Inc.

Raymond James Financial, Inc.
Unaudited Report
For the third quarter ended June 30, 2008
(all data in thousands, except per share earnings)

	Third Quarter			Nine Months
	2008	2007	% Change	2008	2007	% Change
Total revenues	$808,748	$822,753	(2%)	$2,445,073	$2,270,653	8%
Net revenues	742,024	688,660	8%	2,119,538	1,918,279	10%
Net income	69,938	68,353	2%	185,970	187,463	(1%)

Net income per share - diluted	0.59	0.57	4%	1.56	1.58	(1%)

Weighted average common
and common equivalent shares
outstanding - diluted	118,272	119,140		119,212	118,425

	Balance Sheet Data

	June	March	December	September	June
	2008	2008	2007	2007	2007
Total assets	$ 18.3 bil.	$ 18.1 bil.	$ 17.1 bil.	$ 16.3 bil.	$15.7 bil.
Shareholders' equity	$1,847 mil.	$1,772 mil.	$1,806 mil.	$1,758 mil.	$1,680mil.
Book value per share	$15.95	$15.40	$15.46	$15.07	$14.44

	Management Data
	Quarter Ended
	June	March	December	September	June
	2008	2008	2007	2007	2007
Total financial advisors:
United States	4,453	4,407	4,345	4,336	4,307
Canada	374	360	348	341	341
United Kingdom	86	87	82	81	76

# Lead managed/co-managed:

Corporate public
offerings in U.S.	18	10	19	9	22
Corporate public
offerings in Canada	7	5	8	6	14

Financial assets
under management	$35.8 bil.	$35.4 bil.	$37.3 bil.	$37.1 bil.	$ 36.1 bil.

Client Assets	$ 212 bil.	$ 209 bil.	$ 217 bil.	$ 215 bil.	$ 207 bil.
Client Margin Balances	$1,675 mil.	$1,509 mil.	$1,525 mil.	$1,526 mil.	$1,441 mil.

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July 22, 2008                                                                                                 Raymond James Financial, Inc.

	Three Months Ended
	June 30,	June 30,		March 31,
	2008	2007	% Change	2008	% Change
	(in 000’s)
Revenues:
Private Client Group	$ 472,843	$ 499,475	(5%)	$ 497,989	(5%)
Capital Markets	147,047	146,383	0%	124,202	18%
Asset Management	57,629	58,094	(1%)	59,016	(2%)
RJBank	96,222	79,221	21%	105,134	(8%)
Emerging Markets	10,339	14,676	(30%)	9,988	4%
Stock Loan/Borrow	6,728	19,573	(66%)	8,411	(20%)
Proprietary Capital	16,134	6,715	140%	1,212	1,231%
Other	1,806	(1,384)	230%	1,182	53%
Total	$ 808,748	$ 822,753	(2%)	$ 807,134	0%

Income Before Provision for Income Taxes:
Private Client Group	$ 36,654	$ 56,158	(35%)	$ 52,098	(30%)
Capital Markets	27,882	25,571	9%	7,477	273%
Asset Management	13,365	16,480	(19%)	14,170	(6%)
RJBank	37,957	8,729	335%	25,891	47%
Emerging Markets	(348)	(2,931)	88%	276	(226%)
Stock Loan/Borrow	1,893	1,421	33%	1,291	47%
Proprietary Capital	5,794	4,400	32%	(592)	1,079%
Other	(8,079)	70	(11,641%)	(2,793)	(189%)
Pre- Tax Income	$ 115,118	$ 109,898	5%	$ 97,818	18%

	Nine Months Ended
	June 30,	June 30,
	2008	2007	% Change
	(in 000’s)
Revenues:
Private Client Group	$ 1,488,871	$ 1,421,824	5%
Capital Markets	386,009	373,508	3%
Asset Management	179,826	173,652	4%
RJBank	303,945	186,000	63%
Emerging Markets	32,985	43,126	(24%)
Stock Loan/Borrow	29,015	49,284	(41%)
Proprietary Capital	18,475	11,917	55%
Other	5,947	11,342	(48%)
Total	$ 2,445,073	$ 2,270,653	8%

Income Before Provision for Income Taxes:
Private Client Group	$ 143,478	$ 161,527	(11%)
Capital Markets	41,722	53,022	(21%)
Asset Management	45,050	46,520	(3%)
RJBank	78,622	24,962	215%
Emerging Markets	(1,618)	1,674	(197%)
Stock Loan/Borrow	4,827	2,995	61%
Proprietary Capital	4,563	4,617	(1%)
Other	(12,951)	1,302	(1,095%)
Pre- Tax Income	$ 303,693	$ 296,619	2%
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July 22, 2008                                                                                                 Raymond James Financial, Inc.

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
Quarter-to-Date
(in thousands, except per share amounts)
	Three Months Ended
	June 30,	June 30,	%	March 31,	%
	2008	2007	Change	2008	Change
Revenues:
Securities commissions and fees	$ 483,225	$ 462,047	5%	$ 481,497	0%
Investment banking	36,236	51,818	(30%)	27,232	33%
Investment advisory fees	51,492	51,754	(1%)	53,319	(3%)
Interest	156,935	191,691	(18%)	191,314	(18%)
Net trading profits	11,100	7,050	57%	(6,946)	260%
Financial service fees	31,774	30,285	5%	32,763	(3%)
Other	37,986	28,108	35%	27,955	36%

Total Revenues	808,748	822,753	(2%)	807,134	0%
Interest Expense	66,724	134,093	(50%)	115,447	(42%)
Net Revenues	742,024	688,660	8%	691,687	7%

Non-Interest Expenses:
Compensation, commissions
and benefits	490,479	462,459	6%	473,306	4%
Communications and information
processing	30,899	28,828	7%	31,230	(1%)
Occupancy and equipment costs	26,102	19,983	31%	24,101	8%
Clearance and floor brokerage	7,969	8,180	(3%)	7,093	12%
Business development	24,527	22,416	9%	21,744	13%
Investment advisory fees	12,997	12,111	7%	12,563	3%
Other	34,358	29,156	18%	27,056	27%
Total Non-Interest Expenses	627,331	583,133	8%	597,093	5%

Minority Interest	(425)	(4,371)	90%	(3,224)	87%

Income before provision
for income taxes	115,118	109,898	5%	97,818	18%
Provision for income taxes	45,180	41,545	9%	38,028	19%

Net Income	$ 69,938	$ 68,353	2%	$ 59,790	17%
Net Income per share-basic	$ 0.60	$ 0.59	2%	$ 0.51	18%
Net Income per share-diluted	$ 0.59	$ 0.57	4%	$ 0.50	18%
Weighted average common shares
outstanding-basic	115,633	116,135		117,312
Weighted average common
and common equivalent
shares outstanding-diluted	118,272	119,140		119,520

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July 22, 2008                                                                                                 Raymond James Financial, Inc.

RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
Year-to-Date
(in thousands, except per share amounts)
	Nine Months Ended
	June 30,	June 30,	%
	2008	2007	Change
Revenues:
Securities commissions and fees	$ 1,437,327	$ 1,281,204	12%
Investment banking	87,323	131,682	(34%)
Investment advisory fees	161,416	152,487	6%
Interest	561,199	514,727	9%
Net trading profits	5,256	16,434	(68%)
Financial service fees	97,512	91,683	6%
Other	95,040	82,436	15%

Total Revenues	2,445,073	2,270,653	8%
Interest Expense	325,535	352,374	(8%)
Net Revenues	2,119,538	1,918,279	10%

Non-Interest Expenses:
Compensation, commissions and benefits	1,434,389	1,299,862	10%
Communications and information processing	93,140	83,080	12%
Occupancy and equipment costs	71,600	59,849	20%
Clearance and floor brokerage	23,648	22,662	4%
Business development	70,130	66,252	6%
Investment advisory fees	38,490	34,615	11%
Other	87,552	60,686	44%
Total Non-Interest Expenses	1,818,949	1,627,006	12%

Minority Interest	(3,104)	(5,346)	42%

Income before provision for income taxes	303,693	296,619	2%
Provision for income taxes	117,723	109,156	8%

Net Income	$ 185,970	$ 187,463	(1%)
Net Income per share-basic	$ 1.59	$ 1.63	(2%)
Net Income per share-diluted	$ 1.56	$ 1.58	(1%)
Weighted average common shares
outstanding-basic	116,573	115,353
Weighted average common and common
equivalent shares outstanding-diluted	119,212	118,425

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July 22, 2008                                                                                                 Raymond James Financial, Inc.

RAYMOND JAMES BANK
Supplemental Information

Raymond James Bank, FSB (RJBank) is a federally chartered savings bank, regulated by the Office of Thrift Supervision, which provides residential, consumer and commercial loans, as well as FDIC-insured deposit accounts, to clients of the Raymond James Financial, Inc. (RJF) broker-dealer subsidiaries and to the general public. RJBank also purchases residential whole loan packages to hold for investment and is active in bank participations and corporate loan syndications. RJBank operates from a single branch location adjacent to the Raymond James headquarters complex in St. Petersburg, Florida. RJBank’s deposits consist predominately of cash balances swept from the client investment accounts carried by Raymond James & Associates, Inc. in the Raymond James Bank Deposit Program (RJBDP). In all periods presented, RJBank was categorized as “well capitalized” under the bank regulatory framework. The most recent regulatory examination was as of March 31, 2008.

Corporate Loan Portfolio
RJBank's corporate loan portfolio is comprised of project finance real estate loans and commercial lines of credit and term loans. The majority of these loans are participations in Shared National Credits agented by approximately 30 different financial institutions with whom RJBank has a relationship. RJBank is sometimes involved in the initial syndication of the loan at inception and some of these loans have been purchased in secondary trading markets. Regardless of the source, all loans are independently underwritten to RJBank credit policies, are subject to loan committee approval, and credit quality is continually monitored by corporate lending staff. Approximately one-third of the corporate borrowers have a capital markets relationship with Raymond James. More than half of RJBank’s corporate borrowers are public companies and nearly two-thirds have annual EBITDA greater than $50 million. RJBank’s corporate loans are generally secured by all assets of the borrower and in some instances are secured by mortgages on specific real estate. In a limited number of transactions, loans in the portfolio are extended on an unsecured basis to very creditworthy borrowers. There are no subordinated loans or mezzanine financings in the corporate loan portfolio.  During the quarter, RJBank experienced some credit quality deterioration in a limited number of corporate credits associated with the Residential Acquisition and Development/Homebuilder industry. Three credits in this industry segment account for approximately $18.5 million in nonaccrual loans and two of those credits contributed $3.1 million in net charge-offs for the quarter. Total loan outstandings and commitments in this industry segment are $110 million and $130 million, respectively (outstandings are approximately 1.3% of RJBank total assets). Committed exposures to this industry segment have been reduced by more than 35% over the past year.

Residential Loan Portfolio
RJBank's residential loan portfolio consists primarily of first mortgage loans originated by RJBank via referrals from RJF Private Client Group financial advisors, and first mortgage loans purchased by RJBank originated by select large financial institutions. These purchased mortgage loans represent over 90% of RJBank’s residential portfolio. All of RJBank’s residential loans adhere to strict RJBank underwriting parameters pertaining to credit score and credit history, debt-to-income ratio of the borrower, loan-to-value (LTV), and combined loan-to-value (including second mortgage/ home equity loans). On average, three-fourths of the purchased residential loans are re-underwritten with new credit information and valuations, if warranted, by RJBank staff prior to purchase, with the remainder coming from long-standing sources and meeting extremely high credit criteria. Approximately 90% of the residential loans are fully documented loans to owner-occupant borrowers. More than three-fourths of RJBank's residential loan portfolio are adjustable rate mortgage (ARM) loans with interest-only payments based on a fixed rate for an initial period of the loan, typically 3-5 years, then become fully amortizing, subject to annual and lifetime interest rate caps. RJBank does not originate or purchase option ARM loans with negative amortization, reverse mortgages, or other types of exotic loan products. Loans with deeply discounted teaser rates are not originated or purchased. Adjustable mortgage rate resets in the next six months are expected to be to rates similar to or lower than the current loan rates. RJBank has a long history with these types of loans. Originated 15 or 30-year fixed rate mortgages are typically sold to correspondents and only retained on an exception basis. All of RJBank’s first mortgage loans are serviced by the seller or by third party professional firms.

Investments and Securities Purchased Under Agreement to Resell
RJBank’s investment portfolio consists of mortgage securities, Federal Home Loan Bank stock and a very small Community Reinvestment Act investment. About 40 percent of the portfolio is invested in relatively short average-life floating rate securities issued by Ginnie Mae, Fannie Mae or Freddie Mac. Other than approximately $7 million invested in securities rated less than “AAA,” the remainder of the mortgage-backed securities portfolio is comprised of “AAA” rated non-agency residential mortgage securities. These securities were purchased based on the underlying loan characteristics such as loan-to-value ratio, credit scores, property type, location and the current level of credit enhancement. Current characteristics of each security owned such as delinquency and foreclosure levels, credit enhancement, projected losses and coverage are reviewed monthly by management.

All mortgage securities are classified as Available for Sale and, although many securities are lower in market value due to ongoing market disruptions that resulted in an aggregate pretax unrealized loss of $58.8 million, none other than one security were considered to be other-than-temporarily impaired as of June 30, 2008. This is based on RJBank’s evaluation of the performance and underlying characteristics of the securities including the low levels of current and estimated credit losses relative to the level of credit enhancement, and RJBank’s consideration of its intent and ability to hold the securities for a period of time sufficient to allow for the anticipated recovery in the market value of the securities. RJBank determined that one residential mortgage-backed security in the portfolio was other-than-temporarily impaired and recognized a loss of $2.8 million in other income for the three months ended June 30, 2008.

RJBank manages its cash position primarily through overnight investments in repurchase agreements with the collateral held by third party custodians. Collateral for these repurchase agreements consists of agency-issued mortgage securities. Collateral backing these agreements is required to be a minimum of 102% of the principal amount.

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July 22, 2008                                                                                                            Raymond James Financial, Inc.

$ in 000’s UNAUDITED	Three Months	Three Months	Three Months	Three Months	Three Months
	Ending	Ending	Ending	Ending	Ending
	6/30/2008	3/31/2008	12/31/2007[1]	9/30/2007[1]	6/30/2007[1]
Net Revenues	$62,452	$48,929	$36,074	$29,550	$22,780
Net Income	$24,036	$15,680	$9,495	$1,646	$5,471
Provision Expense to increase
Reserves for Loan Loss &
Unfunded Commitments	$12,732	$12,558	$12,016	$19,085	$6,247
Net Interest Margin
(% Earning Assets)	3.09%	2.57%	2.18%	1.97%	1.72%
Net Interest Spread
(IEA Yield - COF)	2.98%	2.38%	1.91%	1.68%	1.41%
Net Charge-offs in Quarter	$5,003	$150	$586	$906	$131

	As of	As of	As of	As of	As of
	6/30/2008	3/31/2008	12/31/2007 [1]	9/30/2007 [1]	6/30/2007 [1]
Total Assets	$8,339,757	$8,299,105	$6,816,407	$6,311,983	$5,421,342
Total Loans, Net	$6,680,362	$6,175,866	$5,653,503	$4,664,209	$3,427,240
Total Deposits	$7,746,139	$7,712,295	$6,208,862	$5,585,259	$5,024,546
Raymond James Bank Deposit
Program Deposits (RJBDP)	$7,470,645	$7,426,870	$5,930,094	$5,313,429	$4,754,417
Available for Sale Securities,
at Market Value	$619,153	$654,845	$568,982	$569,911	$527,540
Change in Net Unrealized
Gain (Loss) on Available for
Sale Securities, Before Tax	$2,912	($54,386)	($4,490)	($2,162)	($1,563)
Total Capital	$510,772	$484,899	$443,540	$366,927	$331,609
Corporate & Real Estate Loans[2]	$4,201,874	$3,974,254	$3,466,735	$2,769,517	$1,674,487
Retail/Residential Loans[3]	$2,556,070	$2,271,831	$2,266,024	$1,942,662	$1,783,306
Reserves for Loan Loss &
Unfunded Lending
Commitments	$85,373	$77,644	$65,236	$53,806	$35,626
Reserves for Loan Loss &
Unfunded Lending
Commitments (as % Loans)	1.26%	1.24%	1.14%	1.15%	1.03%
Total Nonaccrual Loans	$29,619[4]	$9,375	$4,015	$1,391	$5,193
Total Nonperforming Loans[5]
(as % Loans)	0.54%	0.21%	0.11%	0.09%	0.15%
Number of 1-4 Family
Residential Loans	6,353	5,810	5,860	5,394	5,051
Residential First Mortgage
Loan Weighted Average
LTV / FICO[6]	65% / 749	68% / 749	68% / 747	69% / 748	72% / 748
1-4 Family Mortgage	5.5% CA	4.9% CA	5.8% CA	5.5% CA	5.7% CA
Geographic Concentration	3.3% NY	3.1% FL	3.7% FL	3.9% FL	4.4% FL
(top 5 states, dollars	3.2% FL	2.4% NY	2.9% NY	1.9% NJ	2.1% VA
outstanding as a	2.3% NJ	2.3% NJ	2.9% NJ	1.9% NY	1.9% NJ
percent of total assets)	1.4% VA	1.3% VA	1.7% VA	1.8% VA	1.7% NY
Number of Corporate Borrowers	238	222	201	175	162
Corporate Loan Industry	4.0% Consumer	3.4% Healthcare	3.8% Healthcare	3.6% Media	2.5% Retail Real
Concentration	Products/Services	(excluding hospitals)	(excluding hospitals)	Communications	Estate
(top 5 categories,	3.7% Healthcare	3.2% Telecom	3.3% Media	3.2% Industrial	2.4% Consumer
dollars outstanding	(excluding hospitals)		Communications	Manufacturing	Products/Services
as a percent of total assets)	3.5% Telecom	3.1% Consumer	3.2% Consumer	3.1% Consumer	2.0% Media
		Products/Services	Products/Services	Products/Services	Communications
	3.4% Retail Real	3.1% Media	2.7% Retail Real	2.9% Gaming	2.0% Hospitals
	Estate	Communications	Estate
	3.2% Media	2.7% Industrial	2.5% Telecom	2.6% Retail Real	1.9% Gaming
	Communications	Manufacturing		Estate

1Data presented for all quarters utilizes the same format as used in the SEC filings. Some data presented previously was based on formats used by bank regulators. 2Commercial, Real Estate Construction, and Commercial Real Estate Loans, net of unearned income and deferred expenses. 3Residential Mortgage and Consumer Loans, net of unearned income and deferred expenses. 4 Non-Accrual Loans as of 6/30/08, consist of four corporate loans and 26 residential mortgage loans. 5Includes 90+ days Past Due plus Nonaccrual Loans. 6At origination. Small group of local loans representing less than 0.5% of residential portfolio excluded. Prior to 12/31/07 quarter, LTV/FICO averages presented are for Interest Only residential loans.

For more information, contact Tracey Bustamante at 727-567-2824.
Please visit the Raymond James Press Center at raymondjames.com/media.